Exhibit 23.4

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the references to our firm in Amendment No. 1 to the Registration Statement on Form S-1 (the “Registration Statement”) of Diamondback Energy, Inc. and to (i) the inclusion in the Registration Statement and any amendments thereto of our report dated January 16, 2013 with respect to the estimates of reserves, future production and income attributable to certain leasehold interests of Diamondback Energy, Inc. as of December 31, 2012 and (ii) the use of information in the Registration Statement from our report dated May 31, 2012 with respect to the estimates of reserves, future production and income attributable to certain leasehold interests of Windsor Permian LLC as of December 31, 2011, in each case with respect to properties located in the Permian Basin in West Texas. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement and any amendments thereto.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
May 9, 2013